UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Agenus Inc. (the “Agenus”) announced today the appointment of Jean-Marie Cuillerot, M.D. as the company’s Vice President and Global Head of Clinical Development. Dr. Cuillerot has played a key role in the successful clinical development of antibodies targeting CTLA-4 and PD-L1 at global pharmaceutical companies. Dr. Cuillerot joins Agenus with 16 years of experience in oncology clinical research and drug development. Most recently, he served as the Global Head of Clinical Development, Immuno-Oncology, and Vice President of Clinical Immunotherapy/Immuno-Oncology at EMD Serono Research and Development Institute, an affiliate of Merck Serono. At Merck Serono he oversaw the development of the company’s immuno-oncology portfolio, which included two checkpoint inhibitors and two immuno-cytokines. He also advanced the PD-L1 antibody avelumab from pre-IND to filing and was responsible for delivering the dataset leading to the $880 million co-development deal with Pfizer. Dr. Cuillerot led the Global Clinical Research team in all interactions with health authorities, including the FDA and EMA. At Bristol-Myers Squibb, Dr. Cuillerot was the Medical Lead for Ipilimumab Life Cycle Management, developing strategies for the anti-CTLA-4 antibody as a treatment for lung cancer, castrate resistant prostate cancer, ovarian cancer, gastric cancer and glioblastoma. In addition to leading the execution of clinical studies, he supported the filing activities of ipilimumab for first-line treatment of melanoma. Dr. Cuillerot received his B.S. in biochemistry, M.D., and M.Sc. in cellular and molecular biology at the University Louis Pasteur. He is board certified in hematology and immunology. He will be reporting to Robert B. Stein, M.D., Ph.D., President, Research & Development of Agenus.

In connection with Dr. Cuillerot’s appointment, Agenus granted Dr. Cuillerot inducement equity awards in accordance with NASDAQ Listing Rule 5635(c)(4). The awards were made pursuant to the Agenus Inc. 2015 Inducement Equity Plan and were approved by Agenus’ compensation committee as an inducement material to Dr. Cuillerot entering into employment with Agenus. The awards to Dr. Cuillerot consist of (i) nonqualified options to purchase 150,000 shares of Agenus common stock with a 10-year term and an exercise price equal to the closing price of Agenus’ common stock on the first day of Dr. Cuillerot’s employment with Agenus, which vests 25% on each of the one-year, two-year, three-year and four-year anniversaries of Dr. Cuillerot’s start date, subject to Dr. Cuillerot’s continued employment with Agenus through each such vesting date, and (ii) performance-based restricted stock units for up to 41,250 shares of Agenus common stock that are eligible to vest in a single installment on March 31, 2019 based upon Agenus stock price performance, subject to Dr. Cuillerot’s continued employment with Agenus through such vesting date.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description of Exhibit

99.1                      Press Release dated July 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 6, 2016	AGENUS INC.

		By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 6, 2016.